LEASE AGREEMENT

BY AND BETWEEN

LEHIGH COUNTY AGRICULTURAL SOCIETY, INC., AS LANDLORD

                   AND

EMBASSY BANK FOR THE LEHIGH VALLEY, AS TENANT

PREMISES:

2002 West Liberty Street

Fairgrounds

Allentown, Pennsylvania 18104

ARTICLE VIII – INSURANCE……………………………………………………………	12
8.01. Casualty Insurance…………………………………………………………	12
8.02. Liability Insurance…………………………………………………………	12
8.03. General Requirements……………………………………………………..	12
8.04. Accidents…………………………………………………………………..	13
8.05. Proof of Loss……………………………………………………………….	13
8.06. Restoration…………………………………………………………………	13
8.07. Mutual Waiver of Subrogation…………………………………………….	14

ARTICLE IX - PERFORMANCE OF TENANT’S AGREEMENTS…………………….	14

ARTICLE X - REPAIRS AND MAINTENANCE………………………………………..	14
10.01. Repair of Premises……….…………………………………………………	14
10.02. Maintenance………………………………………………………………..	14
10.03.No Obligation of Landlord to Make Repairs or Maintain Premises ………	15
10.04. Commission of Waste………………………………………………………	15

ARTICLE XI - COMPLIANCE WITH LAWS, ORDINANCES, ETC…………………...	15
11.01. Compliance with Laws……………………………………………………..	15
11.02. Compliance with Insurance Requirements…………………………………	15
11.03. Contest by Tenant…………………………………………………………..	15
11.04. Permits……………………………………………………………………...	15

ARTICLE XII- MECHANICS’LIENS……………………………………………………	16

ARTICLE XIII - INSPECTION OF PREMISES BY LANDLORD…………..…………	16

ARTICLE XIV – TENANT’S ACCEPTANCE OF CONDITION OF PREMISES……..	16

ARTICLE XV - DEFAULT BY TENANT………………………….……………………	16
15.01. Event of Default…………………………………………………………..	16
15.02. Multiple Defaults………………………………………………………….	17
15.03. Landlord’s Remedies for Tenant’s Default….……………………………	17
15.04. Miscellaneous Default Provisions……………..………………………….	19
15.05. Confession of Judgment…………….……………………………………	20

ARTICLE XVI – DAMAGE AND DESTRUCTION…………………………	21
16.01. Damage by Fire, etc……………………………………………………….	21
16.02. Restoration…………………………………………………………………	21
16.03. No Abatement of Rent………………………..……………………………	21
16.04. Termination of Lease …………………………..………………………….	21

ARTICLE XVII – CONDEMNATION……………………………………………	22
17.01. Total Taking……………………………………………………………….	22
17.02. Award on Total Taking……………………………………………………	22
17.03. Partial Taking……………………………………………………………..	22
17.04. Reconstruction…………………………………………………………….	22
17.05. Award on Partial Taking………………………………………………….	22
17.06. Settlement Agreement …………………………………………………....	22
17.07. Abatement in Basic Rent………………………………………………….	23

ARTICLE XVIII - ASSIGNMENT, SUBLETTING AND MORTGAGING………….…	23
18.01. Voluntary Assignment or Other Transfer of Lease………………………	23
18.02. Subletting ……………………………………………………………….	23
18.03. Transactions with Affiliates; Landlord’ s Recapture Rights…………..…	24
18.04. Tenant Remains Responsible…………………………………………….	24

ARTICLE XIX – NOTICES………………………………………………………………	24

ARTICLE XX - QUIET ENJOYMENT ………………….……………………………..	25

ARTICLE XXI - ESTOPPEL CERTIFICATES…………………………………….	25
21.01. Tenant’s Estoppel………………………………………………………..	25
21.02. Landlord’s Estoppel…………………………………………………..…..	25

ARTICLE XXII - LEASE NOT SUBJECT TO TERMINATION….…………….…….	25
22.01. Tenant Remains Bound……………………………………………………	25

ARTICLE XXIII - ENVIRONMENTAL OBLIGATIONS………………………………	26
23.01. No Hazardous Materials ……………………………………………	26
23.02. Definition of Hazardous Materials………………………………….	26
23.03 Notification of Hazardous Materials……………………………………………..	26
23.04. Landlord Access……………………………………………………………	27

ARTICLE XXIV - MISCELLANEOUS PROVISIONS………………………..…………	27
24.01 Subordination, Attornment and Mortgagee Protection……………………	27
24.02. Integration……………………….………………………………..………	28
24.03. No Recording……………………………………………………………..	28
24.04. Time of the Essence…………………………………………………….…	28
24.05. No Partnership…………………………………………………………….	28
24.06. Severability………………………………………………………………	28
24.07. Authority…………………………………………………………………	28
24.08. Governing Law…………………………………………………………..	29
24.09. Counterparts……………………………………………………………..	29

24.10. Plans……………………………………………………………………..	29
24.11. Headings; Pronouns………………………………………………………	29
24.12. Binding Effect; Successors and Assigns…………………………………	29
24.13. Survival…………………………………………………………………..	29
24.14. No Brokers………………………………………………………………..	29

LEASE AGREEMENT

This Lease Agreement (“Lease”) is made this 30th day of December, 2020, to be effective January 1, 2021 (the “Effective Date”), by and between LEHIGH COUNTY AGRICULTURAL SOCIETY, INC., a Pennsylvania non-profit corporation, with an address at 302 North 17th Street, Allentown, Pennsylvania 18104  (Landlord”), and EMBASSY BANK FOR THE LEHIGH VALLEY,  with an office at 100 Gateway Drive, Bethlehem, Pennsylvania 18017 (“Tenant”).

ARTICLE I - DEMISED  PREMISES, TERM, COVENANTS

1.01.Demised Premises.  The Landlord hereby demises and leases unto the Tenant for the operation of a full service banking facility and related activities at the northeast corner of Landlord’s property known as that portion of the Fairgrounds located at 2002 West Liberty Street in the City of Allentown, Lehigh County, Pennsylvania, the said demised property or tract of land, measuring 165’ by 120’, together with improved 420 square foot drive-up bank facility with one walk-up teller window covered by 105 square foot canopy, four lanes of asphalt paving covered by 1,610 square foot canopy for drive-up teller window situate thereon belonging to the Landlord, and located along West Liberty Street, where the property of the Landlord known as the Fairgrounds adjoins the Greenwood Cemetery, and containing 19,800 square feet, more fully depicted on Exhibit “A”, attached hereto.  The said demised premises are being leased to the Lessee subject to the terms and conditions of this Lease for the purpose of a full service  branch bank facility and for no other purpose without the written consent of Landlord.

1.02.Tenant’s Due Diligence.    For a period of thirty (30) days prior to the Effective Date, Tenant shall be entitled to enter on the Property with its representatives and contractors and to conduct due diligence inspections of the Property and analysis of all information pertaining to the Property (collectively, “Due Diligence”).  Tenant shall pay all costs of the Due Diligence, shall restore any damage or disturbance to or of the Property that occurs as a result thereof, and shall indemnify and hold Landlord harmless from and against any costs, claims, liability or expenses, including attorneys’ fees, that arise out of the conducting of the Due Diligence.  In the event that Tenant determines, in Tenant’s sole discretion, as a result of Tenant’s Due Diligence that the results of any inspection are unacceptable or unsatisfactory, then Tenant shall have the right by written notice to terminate this Agreement, provided, however, that such written notice of termination is given by Tenant to Landlord within said thirty  (30) calendar day period (the “Due Diligence Period”).  In the event of termination, after Tenant’s compliance hereunder, there shall be no further liability or obligation on either of the parties hereto and this Agreement shall then and thereafter be null and void. If Tenant’s notice of termination is not so timely given, then the foregoing provision for termination shall be deemed to have been waived.  Notwithstanding the preceding sentence, the parties agree and acknowledge Tenant shall have an additional right to terminate this Agreement under section 2.01 below, related to its required approvals.

1.03.Length of Term.  The term of this Lease shall begin on the Effective Date conditioned upon the vacation and surrender of the leased space by the current tenant and shall be for an initial term of seven  (7) years commencing January 1, 2021 through December 31, 2027,  unless this agreement is extended by the exercise of such option terms as are hereinafter set forth.

1.04.Possession.  Subject to 1.03 above, immediately upon the Effective Date of this Agreement and for the entire term hereof, the Tenant and its employees and agents shall have possession of the demised premises for the purpose of operating a full service branch bank and related activities upon the demised premises, including all such other improvements as may be deemed necessary by Lessee to fully make use of the said premises for a full service branch bank and related activities.

1.05.Renewal Option.  Tenant shall have the right to renew or extend the Term of this Lease beyond the Expiration Date for up to two (2) additional five  (5) year terms followed by one (1) three (3) year term by giving notice in writing to Landlord of the exercise of such renewal term not less than 180 days prior to the expiration of the current Term or any subsequent renewal term.

1.06.Tenant’s Covenants, Rights and Privileges.  Tenant shall observe and perform when due all covenants, agreements and obligations of the “Tenant” under the Lease.

ARTICLE II  - RENT

2.01.Basic Rent - Initial Term.  Subject to Tenant having possession of the leased premises, beginning on the Effective Date and continuing throughout the Term of this Lease,  Tenant shall pay to Landlord, in addition to the Additional Rent items set forth in subparagraphs 2.03, 5.01 and 5.06, annual basic Rent  (“Basic Rent”)  for each of the first five (5) years of the initial term in the amount of $54,000.00, payable in equal monthly installments of $4,500.00 followed by annual basic Rent in years six (6) and seven (7) of the initial term in the amount of $60,000.00 payable in equal monthly installments of $5,000.00.    Each monthly installment of Basic Rent shall be payable in advance on the first day of each month during the Term, the first such installment to be paid on the Effective Date, provided, however, if the Effective Date is not the first day of a calendar month, then the Basic Rent for the calendar month in which the  Effective Date occurs shall be prorated on the basis of the portion of such month which occurs during the Term, which prorated amount shall be paid on the Effective Date.  Provided, further, that should Tenant fail to obtain the requisite approvals from (i) the applicable municipal authority(s) having jurisdiction over Tenant’s contemplated construction and operations, (ii) PennDOT, to the extent applicable related to Tenant’s contemplated construction and operations, (iii) PA Historical and Museum Commission, and (iv) the Pennsylvania Department of Banking and Federal Deposit Insurance Corporation for its facility and site location (collectively, the “Approvals”), within 240 days following the Effective Date (the “Approvals Period”), then and in such event, upon written notice thereof to Landlord by Tenant, Landlord agrees to termination of the within Lease Agreement and a refund to Tenant of half of the Basic Rent paid by Tenant since the Effective Date.

2.02. Basic Rent- Renewal Option Term(s).    If exercised, in addition to the Additional Rent items set forth in subparagraphs 2.03, 5.01 and 5.06, below, the Tenant agrees to pay Landlord for the use of said property during each Option Term of this Lease and without demand, Basic Rent in accordance with the following schedule payable in monthly installments as follows:

(i)First Renewal Option Term commencing January 1, 2028, through December 31, 2032,  Tenant shall pay annual Basic Rent in the amount of $60,000.00 payable in equal monthly installments of $5,000.00 for each of the first three (3) years of this Option Term followed by annual basic rent in the amount of $66,000.00 payable in equal monthly installments of $5,500.00 payable to Landlord on or before the first (1st) day of each and every month as aforesaid; and

(ii)Second Renewal Option Term commencing January 1, 2033, through December 31, 2037,  Tenant shall pay annual Basic Rent in the amount of $66,000.00 payable in equal monthly installments of $5,500.00 for each of the first three (3) years of this Option Term followed by annual basic rent in the amount of $72,000.00 payable in equal monthly installments of $6,000.00 payable to Landlord on or before the first (1st) day of each and every month as aforesaid; and

(iii)Third Renewal Option Term commencing January 1, 2038, through December 31, 2040, Tenant shall pay annual Basic Rent in the amount of $72,000.00 payable in equal monthly installments of $6,000.00 payable to Landlord on or before the first (1st) day of each and every month as aforesaid.

2.03. Additional Rent. From and after the Effective Date, and throughout the Term of this Lease or any renewal term,  Tenant shall pay as “Additional Rent”, all sums, costs, expenses and other payments which Tenant in any of the provisions of this Lease agrees to pay or discharge, and, in the event of any non-payment thereof, Landlord shall have all the rights and remedies provided for herein or by law as in the case of non-payment of rent or items payable by Tenant as “Additional Rent”.

2.04.Net Rent. It is intended that the provisions of this Lease shall require Tenant to pay all costs and expenses attributable to the Premises during the Term as if Tenant owned the Premises during the Term, including without limitation, all real estate taxes, special and general assessments, insurance premiums, and maintenance and repair costs and expenses. It is intended that (i)  Landlord shall incur no cost or expense with respect to the Premises during the Term and (ii) the Basic Rent shall be an absolute net return to Landlord throughout the Term of this Lease, without offset or deduction and free of all expenses, charges, diminution and other deductions whatsoever.  To the extent the Premises is not separately assessed, Tenant’s share of such items shall be duly pro-rated, as agreed upon during the Approvals Period.

2.05.Interest on Rent; Late Charges.  Any Rent not paid within ten days following the due date therefor shall bear interest at the annual rate of 12% (“Default Rate”) from its due date until the date of payment. In addition, Tenant shall pay Landlord a late charge equal to 5% of the amount of any Rent not paid within ten days following the due date therefor.

2.06. Method of Payment. All Rent shall be payable to Landlord at 302 North 17th Street, Allentown, Pennsylvania 18104, or to such other person and/or at such other place as shall be designated in writing by Landlord to Tenant. All Rent shall be paid by Tenant without demand, offset, deduction or, except as otherwise expressly provided for herein.

ARTICLE III  - INTENTIONALLY DELETED.

ARTICLE IV - USE

4.01. Use. The Premises shall be used solely for financial service company uses, including uses such as banking services; mortgage, commercial and other lending services; trust and investment services; and/or other financial services consistent with the foregoing, and for no other purpose without the prior written consent of Landlord, which consent Landlord shall not unreasonably withhold.

4.02.Suspension of Operations.    Tenant may from time to time cease or suspend operations within the Premises but no such cessation or suspension of operations shall release Tenant from the performance of its obligations hereunder, including, without limitation, Tenant’s obligation to pay Rent and to maintain and repair the Premises as set forth herein.

ARTICLE V - TAXES; UTILITIES

5.01. Taxes Payable by Tenant.  Tenant shall pay all taxes, general and special assessments, excises, levies, license and permit fees and other governmental charges, general or special, ordinary or extraordinary, unforeseen or foreseen, of any kind and nature whatsoever including, but not limited to, the City of Allentown stormwater (impervious surface) tax during the term of this Lease, or any renewal or extension thereof (including without limitation all penalties and interest thereon) which at any time during any Term may be assessed, levied, imposed upon, or grow or become due and payable out of or in respect of, the Premises or any part thereof, or the use or occupancy thereof, or which at any time during the Term hereof may become a lien on the Premises or any part thereof (all of the foregoing are sometimes herein collectively called “Taxes”), pro-rated, if applicable, as more fully described above. Taxes shall not include any transfer tax imposed on Landlord in connection with a sale of the Premises, net income taxes, excess profit taxes, gross receipts taxes, excise taxes, business privilege taxes or fees, inheritance taxes or any capital stock or franchise taxes except to the extent the same apply to Tenant or Tenant’s use of the premises.

5.02. No Prorations.    Any Tax assessed on the basis of a fiscal or tax period of the relevant taxing authority, a part of which period is included within the Term and a part of which falls before the Term or after the Term, shall be subject to proration between Landlord and Tenant.  If Tenant is permitted to pay, and elects to pay, any Tax for which Tenant is responsible in installments, Tenant may pay such Tax in the maximum number of installments permitted.

5.03. Contests.  Tenant shall have the right to contest, at Tenant’s sole cost and expense, the amount or validity, in whole or in part, of any Tax, by appropriate proceedings diligently conducted by Tenant in good faith, but only after payment of such Tax.

5.04. Evidence of Payment.  Tenant shall furnish to Landlord for inspection within ten days of demand of Landlord, a photocopy of the official receipt of the appropriate taxing authority, or, in lieu thereof, other proof satisfactory to Landlord evidencing payment of such Tax.

5.05.Forwarding of Bills.  Landlord shall, promptly upon receipt of a bill for any Tax, or notice of assessment, or notice of increase, or other change therein, forward the same to Tenant, but Tenant’s nonreceipt thereof shall not excuse Tenant from the timely payment of any Tax which Tenant is obligated to pay hereunder or otherwise relieve Tenant of Tenant’s liabilities and duties hereunder. Tenant may make arrangements with the taxing authorities for the transmission of bills and notices simultaneously to Landlord and Tenant.  All prorated taxes shall be paid by Tenant to Landlord within ten (10) days of receipt of a bill therefor.

5.06.Utility Charges.  Tenant shall pay, before any interest or penalty shall accrue thereon, all water and sewer rentals and charges and all charges for gas, electricity, telephone and communication services and other utility services used, rendered or consumed upon the Premises during the Term hereof, provided the same are separately metered.

ARTICLE VI - ALTERATIONS

6.01.Changes, Alterations and Additional Construction.  Tenant shall not construct any (i) additional building or improvement on the Premises (i.e., in addition to the Improvements existing on the date hereof), or (ii) change, alteration or addition in or to the Improvements that would reduce the value thereof or that would impair the structural integrity of the Improvements or the use of the Premises use as a bank branch, or (iii) wall, fence, exterior lighting facility, driveway, roadway, parking area, loading, service or storage facility on the Premises (any and all of the foregoing being herein collectively called an “Alteration”), unless and until, in each instance, Tenant shall have and submitted to Landlord plans, specifications and other materials as Landlord may request, and Landlord shall have approved same (which approval shall not be unreasonably withheld). Subject to the limitations expressed in Section 4.01 hereof, Tenant may, with Landlord’s consent, to the extent permitted by applicable law, place, erect or maintain signs on or about the Premises, provided Tenant shall remove the same at the expiration or sooner termination of the Term.    In connection with this Lease, the parties agree and acknowledge Tenant shall perform certain construction activities on the Premises.  Tenant shall submit its plans and specifications related to its contemplated construction and signage to Landlord prior to the expiration of the Approvals Period for Landlord’s approval.

6.02.Manner of Construction.  (i)  All Alterations shall be constructed by Tenant, without expense to Landlord, in a good, first class and workmanlike manner, employing new materials of first class quality, and in compliance with the Landlord approved  plans and specifications therefor and all applicable permits, laws, ordinances and regulations and orders, rules and regulations of the Board of Fire Insurance Underwriters or any other body exercising similar functions, and in compliance with the terms and conditions of this Lease.

(ii)Prior to the commencement of construction of any Alteration, Tenant shall deliver to Landlord a duly filed waiver of mechanics’ liens, in form acceptable to Landlord, covering all contractors, subcontractors, materialmen and other persons who might be entitled to file a mechanics’ lien.

(iii)Promptly upon the completion of construction of each Alteration, Tenant shall deliver to Landlord one complete set of “as built” drawings thereof.

6.03.Title to Alterations.  Upon the completion of construction of each  Alteration, such Alteration shall automatically be deemed part of the Improvements and Premises for purposes of this Lease and, upon any termination of this Lease or Tenant’s right of possession of the Premises, tide to such Alterations automatically shall pass to, vest in and belong to Landlord without further action on the part of either party and without cost or charge to Landlord and upon termination of the Lease such Alterations automatically shall pass to, vest in and belong to Landlord.

                  ARTICLE VII - SURRENDER

                      7.01.    Delivery of Possession.  Tenant shall, on the Expiration Date of the Term, or upon any earlier termination of this lease, or upon any termination of Tenant’s right to possess the Premises pursuant to the provisions of this lease, well and truly surrender and deliver up the Premises into the possession and use of Landlord without fraud or delay and in the condition in which Tenant has herein agreed to maintain them, broom clean and free and clear of all lettings, occupancies, liens and encumbrances, other than those existing immediately prior to the commencement of the Term. If Tenant holds over in the Premises after the expiration of the Term or any earlier termination of this Lease or of Tenant’s right to possess the Premises, then, at Landlord’s option, and without limitation to any right or remedy of Landlord with respect to such holding over, such holding over shall create a tenancy at sufferance only, subject to Tenant’s obligation to pay rental equal to 200% of the Rent (prorated on a daily basis) in effect immediately prior to such expiration or termination, and subject to all the provisions and conditions of this Lease, other than provisions relating to length of Term, which tenancy may be terminated at any time by Landlord giving notice thereof to Tenant.  Landlord’s acceptance of any such rental during the period of Tenant’s holding over shall not waive or otherwise affect any claim, right or remedy which Landlord may have with respect to such bolding over.

                      7.02.     Removal of Personal Property. Any and all fixtures, machinery, equipment, furniture, furnishings and other personal property furnished or installed by or at the expense of Tenant which does not constitute part of the Premises, shall be removed by Tenant and all damage to the Premises caused by such removal repaired by Tenant, prior to the expiration or earlier termination of the Term or the termination of Tenant’s right to possess the Premises.  Notwithstanding the preceding, Tenant shall not be obligated to remove the bank vault (if any) installed within the Premises.

7.03.Retention of Personal Property. Any personal property which shall remain on the Premises after the expiration of the Term or earlier termination of this Lease or Tenant’s right to possess the Premises may, at the option of Landlord, be deemed to have been abandoned by Tenant and may be retained by Landlord as Landlord’s property or be disposed of, without liability of Landlord, in such manner as Landlord may see fit, or Landlord, at its option, may require Tenant to remove the same at Tenant’s expense. In case of such removal, all costs of removal and of repairing any damage to the Premises arising from such removal shall be paid by Tenant upon Landlord’s demand. Tenant shall pay to Landlord on demand (i) a reasonable fee for storing and disposing of any such personal property, and (ii) all costs and expenses incurred by Landlord in storing and disposing of any such personal property (including, without limitation, counsel fees relating to claims against Landlord by any and all parties claiming interests in such personal property).

                        ARTICLE VIII - INSURANCE

8.01.   Casualty Insurance.  Tenant shall at all times during the Term keep the Premises insured for the protection of Landlord against such risks, and with such coverages, as Landlord from time to time reasonably shall require, including without limitation, broad form fire and extended coverage insurance, in an amount not less than the full replacement value (as from time to time designated by Landlord,  with coverage (in addition to the standard coverage afforded by such insurance) for theft, vandalism, malicious mischief, and, if and to the extent requested by Landlord, boiler explosion, and rent insurance with respect to the Rent payable for the one year period following the occurrence of any casualty. All insurance policies required by this Section shall contain (i) a noncontributory mortgagee clause in favor of all holders of mortgages affecting the Premises, (ii) a waiver of subrogation as to Landlord and (iii) a waiver of co-insurance as to Landlord and all holders of mortgages on the Premises.

8.02.Liability Insurance.  Tenant, at Tenant’s sole cost and expense, shall maintain commercial general liability insurance against any claims for bodily injury, death or property damage, occurring on, in or about the Premises, and against contractual liability for any such claims, such insurance to afford minimum protection in the amount of $2,000,000 or in such higher amount as Landlord may deem reasonably necessary. Landlord,  and any mortgagee of the Premises designated by Landlord, shall be named as additional insured parties under all such policies including, but not limited to, casualty and liability policies with Tenant solely liable for any deductible.    It is a condition and covenant of this Lease that Landlord shall be named an insured under the policy on a primary basis with no obligation to Tenant for contribution or indemnity and that the terms of the policy shall entitle Landlord to a defense of any claim made under the policy consistent with Landlord’s status as a co-insured with Tenant.

8.03.General Requirements.  Without limitation to the foregoing, the following provisions shall apply to each and every policy of insurance which Tenant is hereby required to carry: (i) the form, amount and coverage of each policy shall be subject to Landlord’s reasonable approval, (ii)  Tenant shall cause each carrier to deliver its certificate of insurance to Landlord and any holder of a mortgage on the Premises designated by Landlord certifying the applicable insurance provisions herein required, (iii) within five days after Landlord’s request, Tenant shall deliver to Landlord, and any holder of a mortgage on the Premises designated by Landlord a certified copy of each policy, (iv) each certificate shall state that the applicable policy is effective for a minimum period of one year and shall require 30 days written notice by the carrier to Landlord and any holder of a mortgage on the Premises designated by Landlord prior to any cancellation, expiration, amendment or lapse thereof, (v) no policy providing broad form fire and extended coverage insurance for the Improvements and other property of Landlord (but excluding Tenant’s property) shall name a loss payee or beneficiary other than Tenant,  Landlord,  and any holder of a mortgage on the Premises designated by Landlord, (vi)  prior to the expiration of each policy, Tenant shall provide Landlord and any holder of a mortgage on the Premises designated by Landlord with certificates (or copies of policies, if required by Landlord as aforesaid) of renewal or replacement policies, (vii) each policy shall be issued by a carrier duly licensed in the state in which the Premises are located, (viii)  Tenant shall not permit any condition to exist on the Premises, and shall not commit any act or omission, which would wholly or partially invalidate any insurance, (ix) if any insurance shall expire, be withdrawn, lapse, become void or unsecure by reason of Tenant’s breach of any condition thereof or by reason of the failure or impairment of the capital of any carrier thereof, or if for any reason whatsoever the insurance shall be unsatisfactory to Landlord,  Tenant shall place new insurance on the Premises which conforms to the insurance requirements herein set forth, and (x) in the event of any default by Tenant with respect to its obligations pertaining to insurance, Landlord, at its option but without being obliged to do so, and in addition to any other rights and remedies Landlord may have on account of such default, shall have the right to cure such default (including, without limitation, the right to purchase single interest coverage protecting only the interest of Landlord, the right to make premium payments and the right to cause changes to be made to policies then carried by Tenant), whereupon all costs and expenses incurred by Landlord in curing such default together with interest at the Default Rate from the respective dates of expenditures by Landlord, shall be paid by Tenant on demand. Tenant may maintain any or all of the foregoing insurance coverages under blanket insurance policies covering other premises and property owned or leased by Tenant so long as the coverages afforded with respect to the Premises under such blanket policies are at least equal to the required Limits hereunder and coverage is not reduced below such limits by reason of occurrences elsewhere.

8.04. Accidents. Upon the occurrence of any accident, injury or personal  property casualty in or about the Premises, Tenant shall give prompt notice thereof to Landlord and shall provide Landlord with evidence that such liability of Landlord as soon as the same shall be established relating thereto is covered by the insurance which Tenant is required by this Lease to carry.

8.05. Proof of Loss.  In the event of any loss or damage to the Improvements, or any part thereof, for which a claim may be rendered against any such policy of insurance, Landlord, at its option (and without limitation to Landlord’s rights under the preceding paragraph), may submit proof of loss to the appropriate insurer, and may apply for and be named the sole payee for proceeds of any such loss or damage.

8.06.Restoration.  If the Improvements, or any part thereof, are destroyed or damaged by any cause, Tenant shall give immediate notice thereof to Landlord and restore, repair and rebuild the Premises as expressed in Article XVI hereof, but subject nevertheless to the rights and obligations of Landlord under this Lease. Landlord shall make available to Tenant all proceeds of insurance actually paid under policies Tenant is hereby required to carry, to the extent necessary to pay the actual costs and expenses of such repair or restoration of the Premises, provided that Landlord shall have the right to elect from time to time: (i) to disburse such proceeds directly to Tenant or to Tenant’s contractor monthly as the repair or restoration progresses based on the work complete, (ii) to complete such repair or restoration itself, using such proceeds for such purpose, or (iii) to apply such proceeds to the Rent if any default by Tenant shall occur.

8.07.Mutual Waiver of Subrogation.  Any provision of this Lease to the contrary notwithstanding, Landlord and Tenant hereby release the other from any and all liability or responsibility to the other or anyone claiming through or under them by way of subrogation or otherwise from any and all liability for any loss or damage to the property of the releasing party to the extent that the releasing party’s loss or damage is insured under commercially available all risk property insurance policies, even if such loss or damage or legal liability shall be caused by or result from the fault or negligence of the other party or anyone for whom such party may be responsible and even if the releasing party is self-insured or the amount of the releasing party’s insurance is inadequate to cover the loss or damage or legal liability. It is the intention of the parties that Landlord and Tenant shall look solely to their respective insurance carriers for recovery against any such loss or damage or legal liability, without such insurance carriers having any rights or subrogation against the other party.

ARTICLE IX -  PERFORMANCE OF TENANT’S AGREEMENTS.    If  Tenant shall at any time fail to observe or perform any of its agreements or obligations under this Lease, and such failure shall continue beyond any default cure period specified herein, then Landlord shall have the right, but not the obligation, in addition to all its other rights and remedies, to observe or perform all or part (as Landlord may elect) of such agreements or obligations on behalf of Tenant, in which event Landlord shall have the right to enter the Premises for such purposes. All costs and expenses (including without limitation counsel fees) incurred by Landlord in exercising any of its rights under this Article, together with interest thereon at the Default Rate from the respective dates of Landlord ‘s incurring of such costs or expenses until the date of payment, shall constitute Additional Rent and shall be paid by Tenant to Landlord on demand.

ARTICLE X - REPAIRS AND MAINTENANCE

10.01.Repair of Premises.  Throughout the Term of this Lease,  Tenant, at Tenant’s sole cost and expense, shall take good care of the Premises, including the roof, all interior and exterior structural elements, and the parking lots, sidewalks and curbs (if any) adjoining the Premises, and shall keep the same in good order and condition, make all necessary repairs thereto, ordinary and extraordinary, interior and exterior. When used in this Article, the term “repairs” shall include all necessary replacements and alterations as well as the correction of construction defects in the Improvements. All repairs made by Tenant shall be in conformity with the requirements of this Lease and substantially equivalent in quality and class to the original work.  Landlord represents that, to the best of its knowledge, there is no material deferred maintenance of other items which would require immediate repair or remedy, except with regard to the recent replacement of a circuit breaker switch in the existing electric panel box.  Notwithstanding the foregoing, Tenant, as a result of its Due Diligence, accepts the property in its “AS IS” condition and not in reliance upon any representation of Landlord.

10.02.Maintenance.  Tenant shall at all times keep and maintain the interior and exterior of the building, driveways, walks and landscaping on the premises in good working order,

condition and repair, including reasonable periodic painting, making all repairs and replacements therein, including repairs and replacements to the building, plumbing, electrical, heating, ventilation and air conditioning systems, macadam driveways, concrete walks, curbing etc., and including all snow removal and lawn care as the same applies to the leased premises.

10.03.No Obligation of Landlord to Make Repairs or Maintain Premises.  Landlord shall not be required to furnish any services or facilities or to make any repairs in or to the Premises. Tenant hereby assumes the full and sole responsibility for the condition, operation, repair, replacement, maintenance and management of the Premises.

10.04.Commission of Waste.  Tenant shall not cause or permit any waste or damage, disfigurement or injury to any of the Premises or any part or parts thereof.

ARTICLE XI -  COMPLIANCE WITH LAWS, ORDINANCES, ETC.

11.01.Compliance with Laws. Throughout the Term of this Lease,  Tenant, at Tenant’s sole cost and expense, shall conform to, comply with and take any and all action necessary to avoid or eliminate any violation of all present and future laws, statutes, ordinances, orders, rules, regulations or requirements of any federal, state or municipal government, agency, department, commission, board or officer having jurisdiction, foreseen or unforeseen, ordinary or extraordinary, which shall be applicable to the Premises, or any part thereof, or to the use or manner of use thereof by any of the occupants thereof, whether or not such law, ordinance, order, rule, regulation or requirement necessitates structural changes or improvements or interferes with the use and enjoyment of the Premises.

11.02.Compliance with Insurance Requirements.  Tenant shall observe and comply with the requirements of all policies of insurance which Tenant is required hereby to maintain from time to time with respect to the Premises, and all orders, rules and regulations of the Board of Fire Insurance Underwriters (or any other body exercising similar functions) applicable thereto, or any use, manner of use or condition thereof.

11.03.Contest by Tenant.  Tenant shall have the right to contest, by appropriate proceedings diligently conducted in good faith, without cost or expense to Landlord, the validity or application of any law, ordinance, order, rule, regulation or requirement of the nature referred to in this Article, provided that the delay in conformance to or compliance with the same, attendant upon and pending the prosecution of such proceedings, shall not subject Landlord to any fine, penalty or criminal liability or render the Premises, or any part thereof, liable to lien, forfeiture or loss. In the event of the termination of this Lease prior to the conclusion of such contest, Tenant shall immediately comply with any such contested law, ordinance, order, rule, regulation or requirement. Tenant shall, within 10 days after Landlord’s demand, reimburse Landlord for all costs and expenses (including, without limitation, counsel fees) incurred by Landlord in connection with any such contest. Tenant shall defend, indemnify and save harmless Landlord from all other liability, costs and expenses incurred in connection with any such contest.

11.04.Permits.  Throughout the Term of this Lease,  Tenant, at Tenant’s sole cost and expense, shall procure and maintain all permits, licenses and authorizations required for the

Premises and each part thereof, and any use of the Premises permitted hereby, and for the lawful and proper operation and maintenance thereof.

ARTICLE XII -  MECHANICS’ LIENS. Tenant shall not permit any mechanic’s lien to be filed against the interest of Landlord or Tenant in the Premises by reason of work, services or materials supplied to Tenant, the Premises, or any part thereof. If any such lien shall be filed at any time, Tenant shall promptly, and in any event within 30 days after the filing thereof, cause the same to be discharged of record, provided, if Tenant shall promptly bond such lien with a responsible surety company, Tenant may contest the amount or validity of any such lien by appropriate proceedings, diligently prosecuted, and such contest shall defer for its duration Tenant’s duty hereunder to discharge the same.

ARTICLE XIII -  INSPECTION OF PREMISES BY LANDLORD.  Tenant shall permit Landlord and the duly authorized representatives of Landlord to enter the Premises, including without limitation the interior of the Improvements, at all reasonable times during usual business hours for the purpose of inspecting the same and for all other purposes reserved unto Landlord under this Lease.

ARTICLE XIV - TENANT’S ACCEPTANCE OF CONDITION OF PREMISES.    Tenant hereby leases the Premises and accepts them “as is” in their present condition, and not as a result of or in reliance upon any representation or warranty of any nature whatsoever by Landlord, or any employee or agent of Landlord. Landlord shall not be liable for any latent or patent defect in the Premises, including, without limitation, any building or improvement constituting part thereof.

ARTICLE XV - DEFAULT BY TENANT.

15.01.Event of Default.  Tenant shall not be deemed to be in default hereunder unless one or more of the following events (“Event of Default”) shall have occurred;

(i)Failure on the part of Tenant to pay the Rent or any other sum of money called for herein when due and the continuation of such default for five days after notice from Landlord;

(ii)Failure on the part of Tenant to observe or perform any other covenant, agreement or undertaking of the Tenant contained in this Lease, and the continuation of such failure for thirty days after notice from Landlord, provided that, to the extent such default cannot reasonably be cured within such thirty day (or shorter) period, Tenant shall not be in default hereunder if Tenant commences to cure within such thirty day (or shorter) period and prosecutes the cure to completion in good faith and with due diligence;

(iii)If Tenant abandons or ceases business operations within the Premises (beyond any applicable grace periods) at any time during the Term of this Lease or any renewal thereof;

(iv)If Tenant shall file a voluntary petition in bankruptcy or shall be adjudicated a bankrupt or insolvent, or in any action or proceeding shall file any petition or answer seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future federal or state bankruptcy, reorganization or debt reduction law, or shall seek or consent to or acquiesce in the appointment of any trustee, receiver or liquidator of Tenant or of all or substantially all of Tenant’s property or of the Premises; and

(v)If within 60 days after the commencement of any proceeding against Tenant seeking any reorganization, arrangement, composition, readjustment, liquidation, debt adjustment, dissolution or similar relief under any present or future federal or state law, such proceeding shall not have been dismissed; or if, within 60 days after the appointment, without consent or acquiescence of Tenant, of any trustee, receiver or liquidator of Tenant or of all or substantially all of Tenant’s property or of the Premises, such appointment shall not have been vacated; or if, within 60 days after the expiration of any such stay, such appointment shall not have been vacated.

15.02.Multiple Defaults. Notwithstanding any contrary provision hereof, Landlord shall not be required to give any notice of default to Tenant (and the foregoing provisions of this Article determining Events of Default shall be deemed to exclude all provisions regarding notice of default).

15.03.Landlord’s Remedies for Tenant’s Default.  If any Event of Default shall have occurred and then be continuing, then in addition to all rights and remedies provided by law or equity, or provided for elsewhere in this Lease,  Landlord shall have all of the rights and remedies specified in the following paragraphs of this Section.

(i)Landlord shall have the right, by notice to Tenant, to accelerate all Basic Rent due hereunder and otherwise payable in installments over the remainder of the Term, and, at Landlord’s option, Additional Rent to the extent that Additional Rent can be determined and calculated to a fixed sum; and the amount of accelerated rent shall be due and payable by Tenant upon Landlord’s demand. Additional Rent which has not been included, in whole or in part, in accelerated rent, shall be due and payable by Tenant during the remainder of the Term, in the amounts and at the times otherwise provided for in this Lease. Notwithstanding the foregoing or the application of any rule or law based on election of remedies or otherwise, if Tenant fails to pay the accelerated rent in full when due, Landlord shall have the right to terminate Tenant’s further right to possession of the Premises or, as Landlord may elect, to terminate this Lease, as below provided. If Tenant shall tender payment of part but not all of the accelerated rent, then Tenant’s failure to make full payment shall be deemed a separate Event of Default hereunder, without any obligation of Landlord to give notice of default and without any opportunity of Tenant to cure such default, and, Landlord shall have the right to refuse to accept same, or to accept same and to apply such partial payment, or portions thereof, to the various obligations and sums owing by Tenant hereunder in such order and priority as Landlord, in its sole discretion, shall determine.

(ii)At any time following the occurrence of an Event of Default or the expiration or sooner termination of the Term, Landlord immediately shall have the right, whether or not Landlord elects to terminate this Lease, to recover possession of the Premises by all lawful means. Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws in the event of Tenant being evicted or dispossessed of the Premises for any cause, or in the event of Landlord obtaining possession of the Premises, by reason of Tenant committing an Event of Default or otherwise.

(iii)If, at any time following the occurrence of an Event of Default, Landlord, without terminating this Lease, shall recover or be entitled to recover possession of the Premises, then: Landlord may, but shall not be obliged to, relet the Premises, or any part or parts thereof, and/or, at Landlord’s election, renovate the Improvements and relet the remaining Premises, or any part or parts thereof, on such terms as Landlord may deem desirable, and Tenant shall continue to be obliged to pay the full Rent reserved by this Lease and to observe and perform all its agreements and obligations hereunder. The failure, refusal or inability of Landlord to relet the Premises or any part or parts thereof shall not release or affect Tenant’s liability for such Rent. If Landlord so relets the Premises, then Landlord shall credit against Tenant’s continuing obligation to pay Rent, the net rentals actually received by Landlord for such reletting, after first deducting expenses as Landlord may incur in connection with such reletting, including, without limitation, counsel fees and expenses, brokerage fees and commissions, advertising expenses and all costs and expenses of possessing and maintaining the Premises,  renovating the Improvements (as is reasonable) (if, and to the extent, Landlord elects to do so) and of preparing the Premises for reletting.    Landlord, in putting the Premises, or any part or parts thereof as Landlord may elect, in good order, or in preparing the same for re-rental, may, at Landlord’s option, make such alterations, repairs, replacements, and decorations therein as Landlord, in Landlord’s  sole judgment, considers advisable, and the making of such alterations, repairs, replacements, and/or decorations shall not operate or be construed to release Tenant from any liability hereunder. Landlord shall in no event be liable in any way whatsoever for failure to relet the Premises, or, in the event that the Premises are relet, for failure to collect the rent under such reletting, and in no event shall Tenant be entitled to receive any excess of such net rents, if any, over the Rent payable by Tenant to Landlord hereunder. No re-entry or reletting of the Premises by Landlord following Tenant’s default, and no payment by Tenant of the Rent thereafter, shall constitute a release of any of Tenant’s liability hereunder (except to the extent of such payment of Rent) or shall prejudice Landlord’s claim for and right to collect from Tenant other sums payable by Tenant hereunder, or Landlord’s actual damages with respect to any Event of Default occurring hereunder.

(iv)At any time following the occurrence of an Event of Default, Landlord may give Tenant notice of Landlord’s intention to terminate this Lease on a date specified in such notice, and upon such date, the Term hereof and the estate hereby granted with respect to the Premises shall terminate, without any right of Tenant to redeem same or to prevent such forfeiture, and Tenant shall surrender possession of the Premises to Landlord (except to the extent Tenant shall be obliged to remove Alterations pursuant to Article VI hereof). Upon such termination, Landlord shall be entitled to recover from Tenant in addition to all accrued rental and other sums due from Tenant as of such termination date, damages in an amount equal to: the amount of Rent reserved for the balance of the Term, plus all costs and expenses incurred by Landlord in doing any and all of the following, to the extent Landlord elects to do so: securing possession of the Premises from Tenant, disposing of any personally located in the Premises, restoring the Premises to the condition in which Tenant is herein obliged to surrender same to Landlord, preparing and attempting to relet the Premises, maintaining and safeguarding the Premises, demolishing the Premises, renovating the Premises, and recovering said damages from Tenant. Such costs and expenses shall include, without limitation, attorneys’ fees and expenses, brokerage fees and expenses, watchmen’s wages and insurance premiums. No act or proceeding done or undertaken by Landlord with respect to an Event of Default shall constitute a termination of this Lease by Landlord unless and until Landlord shall give to Tenant the termination notice provided for above.

(v)If proceedings shall be commenced to recover possession of the Premises and Improvements either at the end of the Term or upon sooner termination of this Lease or of Tenant’s right to possess the Premises, or for nonpayment of Rent or for any other reason, Tenant specifically waives the right to the three months’ notice to quit and the 15 or 30 days’ notice to quit required by the Act of April 6, 1951, P.L. 69, as amended, and agrees that the notice and cure rights expressly set forth herein shall be sufficient in either or any such case.

 (vi) Notwithstanding anything to the contrary contained in this Lease, Landlord and Tenant acknowledge that Tenant’s liability upon a default is subject to the limitations provided in 12 U.S.C. Section 1821(e)(4).  Therefore, in the event (a) Tenant, but not its assignees, shall become subject to a bankruptcy proceeding pursuant to Title 11 of the United States Code or similar proceeding during the term of this Lease, or (b) the depository institution operated by Tenant is taken over by any depository institution supervisory authority (hereinafter referred to as the “Authority”) during the term of this Lease, Landlord may, in either such event, terminate this Lease only with the concurrence of any receiver or liquidator appointed by such Authority or pursuant to an order of the Court with jurisdiction over such case or proceeding, or upon the expiration of the stated term of this Lease as provided herein, provided that in the event this Lease is terminated by the Receiver or Liquidator, the maximum claim of Landlord for rent, damages or indemnity resulting from the termination, rejection, or abandonment of the unexpired Lease shall by law in no event exceed all accrued and unpaid rent and additional rent due as of the date of termination.

15.04.Miscellaneous Default Provisions.

(i)  Tenant expressly waives the benefits of all laws, now or hereafter in force, exempting any property or goods on the Premises or elsewhere, and the proceeds of the sale thereof, from distraint, levy, sale, execution or other legal proceedings taken by the Landlord to enforce any rights under this Lease.

(ii)The right to enforce all of the provisions of this Lease may, at the option of any assignee of Landlord’s rights in this Lease, be exercised by any such assignee.

(iii)Any notation or statement by Tenant on any draft, check or other method of payment of any obligation hereunder, or in any writing accompanying or accomplishing such payment, which notation, or statement purports to impose conditions on such payment or to invoke the doctrine of accord and satisfaction, shall be absolutely void and of no effect, and may be ignored by Landlord.

(iv)No right or remedy herein conferred upon or reserved to Landlord is intended to be exclusive of any other right or remedy, and every right and remedy shall be cumulative and in addition to any other right or remedy given hereunder or now or hereafter existing at law or in equity. Landlord shall be entitled to injunctive relief in case of the violation, or attempted or threatened violation, of any covenant, agreement, condition or provision of th.is Lease and to a decree compelling performance of any covenant, agreement, condition or provision of this Lease, or to any other remedy allowed by law or in equity.

(v)No failure by Landlord to insist upon the strict performance of any covenant, agreement, term or condition of this Lease on the part of Tenant to be performed, or to exercise any permitted right or remedy consequent upon a default therein, and no acceptance of Tenant’s performance or of Tenant’s payment of full or partial Rent after such default, shall constitute a waiver by Landlord of such default or of such covenant, agreement, term or condition, or any right or remedy of Landlord with respect thereto.

15.05.CONFESSION OF JUDGMENT

(i)  UPON THE EXPIRATION OF TENANT’S RIGHT TO POSSESS THE PREMISES, WHETHER BY EXPIRATION OF THE STATED TERM OF THIS LEASE OR BY EARLIER TERMINATION THEREOF AS HEREIN PROVIDED, AND UPON NOT LESS THAN FIVE DAYS’ PRIOR WRITTEN NOTICE TO TENANT, TENANT HEREBY EXPRESSLY AUTHORIZES ANY ATTORNEY OF ANY COURT OF RECORD TO ACCEPT SERVICE OF PROCESS FROM, TO APPEAR FOR, AND TO CONFESS JUDGMENT AGAINST TENANT IN ANY AND ALL ACTIONS BROUGHT HEREUNDER BY LANDLORD AGAINST TENANT TO RECOVER POSSESSION OF THE DEMISED PREMISES (AND TENANT AGREES THAT UPON THE ENTRY OF EACH JUDGMENT FOR SAID POSSESSION A WRIT OF POSSESSION OR OTHER APPROPRIATE PROCESS MAY ISSUE FORTHWITH). SUCH AUTHORITY SHALL NOT BE EXHAUSTED BY ONE EXERCISE THEREOF, BUT JUDGMENT MAY BE CONFESSED FROM TIME TO TIME AS OFTEN AS OCCASION THEREFORE SHALL EXIST, SUBJECT TO THE LIMITATIONS EXPRESSED IN THE FIRST SENTENCE OF THIS PARAGRAPH (A), SUCH POWERS MAY BE EXERCISED DURING AS WELL AS AFTER THE EXPIRATION OR TERMINATION OF THE TERM AND DURING AND AT ANY TIME AFTER ANY EXTENSION OR RENEWAL OF THE TERM.

(ii)THIS LEASE CONTAINS A WARRANT OF AUTHORITY FOR ANY ATTORNEY TO CONFESS JUDGMENT AGAINST TENANT. IN  GRANTING THIS WARRANT OF ATTORNEY TO CONFESS JUDGMENT AGAINST TENANT, TENANT, FOLLOWING CONSULTATION WITH (OR DECISION NOT TO CONSULT) SEPARATE COUNSEL FOR TENANT AND WITH KNOWLEDGE OF THE LEGAL EFFECT HEREOF, HEREBY KNOWINGLY, INTENTIONALLY, VOLUNTARILY AND UNCONDITIONALLY WAIVES ANY AND ALL RIGHTS TENANT HAS OR MAY HAVE TO PRE-JUDGMENT AND PRE-EXECUTION NOTICE AND AN OPPORTUNITY FOR HEARING UNDER THE RESPECTIVE CONSTITUTIONS AND LAWS OF THE UNITED STATES OF AMERICA, THE COMMONWEALTH OF PENNSYLVANIA, OR ELSEWHERE. IT IS SPECIFICALLY ACKNOWLEDGED BY TENANT THAT LANDLORD HAS

RELIED ON THIS WARRANT OF ATTORNEY IN ENTERING INTO THE LEASE WITH TENANT.

(iii)TENANT HEREBY WAIVES AND RELEASES LANDLORD AND ITS ATTORNEYS FROM ALL ERRORS, DEFECTS AND IMPERFECTIONS IN ANY PROCEEDINGS INSTITUTED BY LANDLORD UNDER THE TERMS OF THIS LEASE. TENANT HEREBY WAIVES ANY PRESENT OR FUTURE RIGHT OF INQUISITION ON ALL REAL ESTATE NOW OR HEREAFTER OWNED BY TENANT, VOLUNTARILY CONDEMNS THE SAME, AUTHORIZES THE ENTRY OF SUCH VOLUNTARY CONDEMNATION ON ANY WRIT OF EXECUTION ISSUED ON SUCH JUDGMENT, AND AGREES THAT SUCH REAL ESTATE MAY BE SOLD UPON ANY SUCH WRIT IN WHOLE OR IN PART AND IN ANY ORDER OR PRIORITY DESIRED BY LANDLORD.

Landlord shall use commercially reasonable efforts to mitigate damages in exercising any rights or remedies under this Lease to the extent required in ARTICLE XV hereof.

ARTICLE XVI -  DAMAGE AND DESTRUCTION

16.01.Damage by Fire, etc.  In the event that any of the Improvements shall be damaged or destroyed by fire or any other hazard, risk or casualty whatsoever (such damaged or destroyed Improvements being herein called the “Damaged Improvements”), then Tenant shall give prompt notice thereof to Landlord, and, unless this Lease is terminated as expressed in Section 17.04 hereof, Tenant shall, as soon as possible, at Tenant’s cost and expense, restore, replace and repair the Damaged Improvements to the condition that existed immediately prior to the fire or other casualty. Such work by Tenant shall be done pursuant to plans, specifications and a work schedule which shall be subject to Landlord’s prior approval, which approval shall not be unreasonably withheld.

16.02.Restoration. In the event Tenant shall be obliged to restore, repair or replace the Damaged Improvements, then Tenant,  provided the party required to maintain insurance as set forth in this Lease has complied with its obligations related thereto,, shall restore or replace the Damaged Improvements as nearly as possible to the value and condition thereof as they existed prior to such damage or destruction, such restoration or replacement to be begun promptly following such damage or destruction, and continued diligently until completion thereof.

16.03.No Abatement of Rent. No damage to or destruction of any of the Premises as a result of fire or any other hazard, risk or casualty whatsoever shall permit Tenant to surrender this Lease or shall relieve Tenant from Tenant’s liability to pay the full rent payable under this Lease,  except to the extent Landlord actually receives rent interruption insurance proceeds, or from any of Tenant’s other obligations hereunder, except to the extent otherwise provided in this Article, and Tenant waives any right now or hereafter conferred upon Tenant by statute or otherwise to surrender this Lease or the Premises, or any part thereof, or to any suspension, diminution, abatement or reduction of Rent, by reason of such damage or destruction.

16.04.Termination of Lease.  Any provision of this Lease to the contrary notwithstanding, in the event that (i) the Damaged Improvements constitute 50% or more of the floor area of the Premises, (ii) it will take more than 180 days to repair and restore the Damaged Improvements or (iii) the damage or destruction occurs during the last two years of the Term, Landlord and Tenant each shall have the right on or prior to the 60th day following the occurrence of such damage or destruction, to terminate this Lease by giving notice to the other party. Upon any such termination, Tenant shall assign its right to any and all insurance policies maintained by Tenant in connection with the Premises that relate to the restoration of the Improvements.

ARTICLE XVII - CONDEMNATION.

17.01.Total Taking.  In the event that the whole of the premises shall be taken under the exercise of the power of eminent domain or by agreement with any condemnor in lieu of such taking (herein called a “Total Taking”), then this Lease shall terminate as of the earlier of the date when tide hereto vests in the condemnor or the date when possession thereof shall be delivered to the condemnor.

17.02.Award on Total Taking.  The entire award with respect to any Total Taking shall be paid to Landlord, except that Tenant shall be entitled to any award which the condemnor may make, and which shall be provided for by law, specifically for Tenant’s moving expenses and business dislocation damages, provided that same are not deducted from the award otherwise payable to Landlord.

17.03.Partial Taking.    In the event that any portion or portions of the Premises shall be taken under the exercise of the power of eminent domain or by agreement with any condemnor in lieu of such taking (herein called a “Partial Taking”), then this Lease, only as to the portion or portions so taken, shall terminate as of the date possession thereof shall be delivered to the condemnor, but otherwise this Lease shall remain in full force and effect.

17.04.Reconstruction.    If during the Term there shall be a Partial Taking, then (i) Tenant shall repair and restore the remaining portion of the Premises so that they constitute architectural units with the same general character and condition to the nearest extent possible under the circumstances as the previous Premises, as long as Landlord makes available to Tenant all condemnation awards with respect to such taking, to the extent necessary to reimburse Tenant for Tenant’s repair and restoration expenses, and (ii) this Lease shall remain in full force and effect with respect to such remaining portion of the Premises; provided that Tenant shall have no obligation to repair and restore the Premises if such Partial Taking occurs within the last two (2) years of the Term conditioned upon Landlord’s receipt of the entire condemnation award.

17.05.Award on Partial Taking.  Except as provided in Section 17.04 above, the entire award with respect to any Partial Taking shall be paid to Landlord.

17.06.Settlement Agreement.    For the purposes of this Lease, all amounts paid pursuant to an agreement with any condemnor in settlement of any condemnation or any eminent domain proceeding affecting the Premises shall be deemed to constitute an award made in such proceeding, provided that no action of Landlord to settle or compromise its claim shall be deemed a settlement or satisfaction of any independent claim or award to which Tenant may be entitled for Tenant’s moving expenses, business dislocation damages or otherwise.

17.07.Abatement in Basic Rent.  In the case of a Partial Taking which does not result in a termination of this Lease, the annual Basic Rent payable under this Lease after possession of the portion so taken shall be delivered to the condemnor shall be reduced in the same proportion as the amount of usable floor area of the buildings constituting part of the Premises shall have been reduced by such Taking; but any such Partial Taking shall not relieve Tenant from Tenant’s liability to pay the full Additional Rent payable under this Lease, or from any of Tenant’s other obligations hereunder, and, except as herein expressly provided, Tenant waives any right now or hereafter conferred upon Tenant by statute or otherwise to any suspension, diminution, abatement or reduction of Rent or to surrender this Lease or the Premises by reason of such Partial Taking.

ARTICLE XVIII - ASSIGNMENT, SUBLETTING AND MORTGAGING

18.01.Voluntary Assignment or Other Transfer of Lease.  (i) Except as otherwise provided in this Section, Tenant shall not mortgage, pledge, hypothecate, assign or transfer this Lease, or any part or portion of the Term hereby created, or any interest therein, without, in each instance, having first obtained the prior written consent of Landlord, which consent Landlord shall not unreasonably withhold. In case any such consent is given, no subsequent similar transaction shall be entered into by Tenant or Tenant’s assignee or transferee without again obtaining the consent of Landlord thereto. Notwithstanding Landlord’s consent, no such assignment or transfer shall be valid unless there shall be delivered to Landlord, within thirty (30) days after the date of the assignment or transfer: (a) a duplicate original of the instrument of assignment or transfer; and (b) an instrument of assumption by the assignee or transferee of all of Tenant’s obligations under this Lease in form satisfactory to Landlord.

(ii)Subject to the foregoing provisions of this Section, the obligations of this Lease shall bind and benefit the assignees and transferees of Tenant, and any such assignee or transferee, by accepting such assignment or transfer, shall be deemed to have assumed all such obligations.

(iii)Except as otherwise provided in this Section, neither this Lease, nor the leasehold estate of Tenant, nor any interest of Tenant hereunder in the Premises shall be subject to involuntary assignment, transfer or sale, or to assignment, transfer or sale by operation of law in any manner whatsoever, and any such attempted involuntary assignment, transfer or sale shall be void and of no effect.

18.02.Subletting.  Except as otherwise provided in this Section, Tenant shall not Lease the Premises, or any portion thereof, or grant licenses and concessions thereat, without, in each instance, the prior written consent of Landlord, which consent Landlord shall not unreasonably withhold. Notwithstanding Landlord’s consent, no such subletting, license or concession shall be valid, unless Tenant, prior to the effective date of such transaction, shall deliver to Landlord copies of each instrument evidencing the Lease, license agreement or concession agreement entered into by Tenant any further documents or information required by Landlord.

18.03.Transactions with Affiliates; Landlord’s Recapture Rights.  Any provision of this Article to the contrary notwithstanding, but subject nevertheless to the provisions of Section 18.04 hereof,  Tenant shall be permitted to assign this Lease or sublet all or a portion of the Premises to any entity that (i) controls, is controlled by or under common control with Tenant, is the surviving entity of a merger or other corporate combination with or into Tenant or (ii) acquires all or substantially all of the assets and liabilities of Tenant (any such entity, an “Affiliate”), all upon prior notice to Landlord, but without the need to obtain Landlord’s consent or approval In the event that Tenant desires to assign this Lease or to sublet more than 50% of the Premises other than to an Affiliate of Tenant,  Tenant shall first give Landlord written notice of such proposed assignment or subletting, which notice shall specify the terms and conditions of the proposed assignment or subletting. In such event, Landlord shall have the right, exercisable by written notice to Tenant within 30 days following the date of Tenant’s notice to Landlord, either (iii) in the case of a proposed assignment of this Lease, to terminate this Lease, effective as of the date set forth in Tenant’s notice to Landlord as the proposed effective date for the assignment of this Lease by Tenant or (iv) in the case of a subletting of more than 50% of the Premises, to recapture and delete from the Premises for the term of the proposed subletting those portions of the Premises proposed to be sublet in Tenant’s notice to Landlord, effective as of the date get forth in Tenant’s notice to Landlord as the proposed effective date for the subletting. In the event Landlord exercises such termination and recapture right, all of Tenant’s rights and obligations with respect to the Premises or, in the case of a subletting, those portions of the Premises covered by the proposed subletting and only for the term of the proposed subletting, including, without limitation, Tenant’s obligation to pay Rent with respect thereto, shall cease and terminate as of the effective date for the Lease termination or Premises recapture as described above. In the event that Landlord fails to timely exercise its termination and recapture rights by written notice to Tenant within the 30 day period, such right shall be deemed waived by Landlord and of no further force and effect with respect to the proposed assignment or subletting transactions described in Tenant’s notice.

18.04.Tenant Remains Responsible.  Notwithstanding any assignment or subletting, whether or not consented to or required to be consented to by Landlord,  Tenant and any person who may in the future become a successor to or guarantor of Tenant’s obligations under this Lease shall at all times remain fully responsible and liable for the payment of the Rent herein specified and for compliance with all of Tenant’s other obligations under this Lease.

ARTICLE XIX  -  NOTICES.    All notices, demands, requests, consents and other communications required or relating to this Lease shall be effective only if in writing, and shall be personally delivered (by courier, overnight delivery service or otherwise), or shall be mailed United States registered or certified mail, return receipt requested, postage prepaid, to the other respective party at its address set forth below, or at such other address as such other party shall designate by notice. Any official courier or delivery service receipt or U. S. Postal Service delivery receipt shall constitute conclusive proof of such delivery.

If to Landlord:              Lehigh County Agricultural Society, Inc.

                                    302 North 17th Street

  Allentown, PA  18104

 If to Tenant:                  Embassy Bank of the Lehigh Valley

100 Gateway Drive

Bethlehem, PA  18017

ARTICLE XX -  QUIET ENJOYMENT.  Tenant, upon observing and keeping all covenants, agreements and conditions of this Lease on Tenant’s part to be kept and observed, shall quietly have and enjoy the Premises throughout the Term without hindrance or molestation by Landlord or by anyone claiming by, from, through or under  Landlord.

ARTICLE XXI - ESTOPPEL CERTIFICATES

21.01.Tenant’s Estoppel-  Tenant agrees, at any time and from time to time, upon not less than ten days’ prior written notice by Landlord, to execute, acknowledge and deliver to Landlord a statement in writing certifying (i) that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications), (ii) whether there are then existing any offsets or defenses against the enforcement of any of the terms, covenants or conditions hereof upon the part of Landlord or Tenant to be  performed (and if so, specifying the same), (iii) the dates to which the Rent and other charges have been paid in advance, if any, (iv) stating whether, to the best knowledge of Tenant,  Landlord is in default in Landlord’s performance of any covenant, agreement or condition contained in this Lease and, if so, specifying each such default of which Tenant may have knowledge and also stating whether any notice of default has been given under this Lease which has not been remedied and, if so, stating the date of the giving of said notice and (v) such other matters as may be reasonably requested by Landlord, it being intended that any such statement delivered pursuant to this Section may be relied upon by any prospective purchaser or mortgagee of the Premises.

21.02.Landlord’s Estoppel.  Landlord agrees, at any time and from time to time, upon not less than ten days’ prior written notice by Tenant, to execute, acknowledge and deliver to Tenant a statement in writing certifying (i) that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications), (ii) the dates to which the rent and other charges have been paid in advance, if any, and (iii) stating whether, to the best knowledge of Landlord,  Tenant is in default in Tenant’s performance of any covenant, agreement or condition contained in this Lease and, if so, specifying each such default of which Landlord may have knowledge and also stating whether any notice of default has been given under this Lease which has not been remedied and, if so, stating the date of the giving of said notice, it being intended that any such statement delivered pursuant to this Section may be relied upon by any prospective assignee or mortgagee of this Lease or prospective sublessee of the whole or any part of the Premises.

               ARTICLE XXII -  LEASE NOT SUBJECT TO TERMINATION

22.01.Tenant Remains Bound.  Except as otherwise expressly provided herein,  this Lease shall not be deemed terminated, nor shall Tenant be entitled to any abatement of Rent, nor shall the respective obligations of Landlord and Tenant hereunder be affected, by reason of any damage to or destruction of all or any portion of the Improvements, any condemnation of a portion thereof, any prohibition of Tenant’s use of the Premises, any interference with such use by any person, any eviction by paramount title, Tenant’s acquisition of fee title to the Premises, any bankruptcy, insolvency, reorganization, composition, readjustment, liquidation, dissolution, winding-up or other proceeding affecting Landlord or any assignee of Landlord, any action by any trustee or receiver of Landlord or any assignee of Landlord or by any court, or for any other cause whether similar or dissimilar to the foregoing, any present or future law to the contrary notwithstanding, it being the intention of the parties hereto that the entire Rent shall continue to be payable in all events unless the obligation to pay the same shall be terminated pursuant to the express provisions of this Lease.

ARTICLE XXIII - ENVIRONMENTAL OBLIGATIONS.

23.01.No Hazardous Materials.  Tenant covenants that no Hazardous Materials (as hereinafter defined) shall be brought onto, or stored, disposed of or used at the Premises by Tenant or any of its employees, agents, independent contractors, licensees, Tenants or invitees, except for Hazardous Materials that are typically found, brought into, stored or used at comparable general-purpose office complexes similar to the Premises.  Except for Hazardous Materials that are typically used in the maintenance and/or operation of plumbing or waste treatment systems of office buildings, no Hazardous Materials shall be placed into the plumbing or waste treatment systems of the Premises.

23.02.Definition of Hazardous Materials.  “Hazardous Materials” means any hazardous or toxic substance, material or waste (including constituents thereof) which is or becomes regulated by one or more applicable governmental or other authority. The words “Hazardous Material” include any material or substance which is (i) listed or defined as a “hazardous waste”,  “extremely hazardous waste”,  “restricted hazardous waste” “hazardous substance” or “toxic substance” under any applicable law, rule, regulation or order, (ii) petroleum and its by-products, (iii) asbestos, radon gas, urea formaldehyde foam insulation, (iv) polychorinated biphenyl, or (v) designated as a pollutant, contaminant, hazardous or toxic waste or substance or words of similar import pursuant to the Federal Water Pollution Control Act (33 U.S.C. 1317), the Federal Resource Conservation and Recovery Act (42 U.S.C. 6903), the Comprehensive Environmental Response, Compensation and Liability Act, as amended (42 U.S.C. 9601 et seq.), the Toxic Substances Control Act (15 U.S.C. et seq.), or the Hazardous Materials Transportation Act (49 U.S.C. Section 1801 et seq.).

23.03.Notification of Hazardous Materials.  Tenant shall promptly (but in any case within 14 days of the occurrence of any of the following events) notify Landlord when Tenant becomes aware of (i) the presence of Hazardous Materials in violation of this Section, (ii) the release or suspected release on or from the Premises and areas immediately adjoining the Premises or in the air of Hazardous Materials, whether or not caused or permitted by Tenant or any Tenant, (iii) the issuance to Tenant, any Tenant or any sub-Tenant of space in, or any other user of, the Premises or any assignee of Tenant of any written communication, notice, complaint or order of violation or non-compliance or liability, of any nature whatsoever, with regard to the Premises or the use thereof with respect to any law, rule regulation or order applicable thereto, and (iv) any written notice of any applicable governmental or other authority of a pending or threatened investigation as to whether Tenant’s (or Tenant’s permitted Tenant’s or assignee’s)

operation on the Premises are not in compliance with any such laws applicable thereto. Such notice shall include as much detail as reasonably possible, including identity of the location, type and quantity, circumstance, date and time of release and Tenant’s response or proposed response to such release. Tenant, at its sole expense, shall promptly (but in any case within fourteen (14) days of the occurrence of any of the following events) give any notices to any applicable governmental or other authorities With respect to such release or suspected release, and shall promptly take all actions to remediate the Premises, in accordance with the laws, rules, orders and regulations applicable thereto, and return the Premises to the condition existing prior to the events which resulted in any such release and shall provide to Landlord a detailed description of all such actions, along with copies of communications with or from applicable governmental or other authorities or other third parties, and any reports, opinions and data developed from those actions. Tenant has not and will not, and will not permit any of its employees, agents, independent contractors, licensees, Tenants, affiliates or invitees to, engage in any activity at or on the Premises that will result in liability or potential liability under any environmental or other law, rule, order or regulation.  For purposes of clarification, except for the notice requirement set forth above, Tenant shall have no liability or obligation in connection with any Hazardous Materials (i) pre-existing on the Premises or (ii) brought upon the Premises by any third party not acting on behalf of Tenant or otherwise not under Tenant’s control.

23.04.Landlord Access.  Tenant shall allow Landlord access to the Premises from time to time during the Term for the purpose of conducting such environmental assessments, investigations or tests as Landlord deems necessary or desirable to assess compliance with the terms of this Section. Tenant shall reimburse Landlord for the cost of such environmental assessment, investigation or test if it reveals the existence of Hazardous Materials in violation of this Article as a result of the acts or omissions of Tenant or those for whom Tenant is legally liable.

                       ARTICLE XXIV - MISCELLANEOUS PROVISIONS

24.01.Subordination, Attornment and Mortgagee Protection.  This Lease is subject and subordinate to all mortgages, deeds of trust, encumbrances and any renewals, modifications, replacements or extensions thereof (“Mortgages”) now or hereafter placed upon the Premises and all other encumbrances and matters of public record applicable to the Property (provided Landlord shall cause its current mortgagee, if any, to execute a standard “SNDA” providing that Tenant’s possession of the Premises shall not be disturbed following any foreclosure or similar action subject to Tenant’s performance under this Lease and otherwise as set forth in such SNDA), provided, however, with respect to any such Mortgage hereafter placed upon the Premises, Tenant shall subordinate and attorn to the holder of such Mortgage (“Holder”) provided such Holder agrees to recognize all of Tenant’s rights and remedies hereunder and agrees to not to disturb Tenant’s possession hereof as long as Tenant is not in default hereunder and has failed to cure within the time periods provided for herein. If any foreclosure proceedings are initiated by any Holder or a deed in lieu is granted (or if any ground lease is terminated), Tenant agrees, upon written request of any such Holder or any purchaser at foreclosure sale, to attorn and pay rent to such party and to execute and deliver any instruments necessary or appropriate to evidence or effectuate such attornment (provided such Holder or purchaser shall agree to accept this Lease and not disturb Tenant’s occupancy, so long as Tenant does not default and fail to cure within the time permitted hereunder. However, in the event of attornment, no Holder shall be liable for any act or omission of Landlord, or subject to any offsets or defenses which Tenant might have against Landlord (prior to such Holder becoming Landlord under such attornment). Any Holder may elect to make this Lease prior to the lien of its Mortgage, by written notice to Tenant, and if the Holder of any prior Mortgage shall require, this Lease shall be prior to any subordinate Mortgage. Tenant agrees to give any Holder by certified mail, return receipt requested, a copy of any notice of default served by Tenant upon Landlord, provided that prior to such notice Tenant has been notified in writing of the address of such Holder. Tenant further agrees that if Landlord shall have failed to cure such default any Holder whose address has been provided to Tenant shall have an additional period of thirty (30) days in which to cure (or such additional time as may be required due to causes beyond such Holder’s control, including time to obtain possession of the Property by power of sale or judicial action). Tenant shall execute such documentation as Landlord may reasonably request from time to time, in order to confirm the matters set forth in this Section in recordable form.

24.02.Integration.  This Lease and the documents referred to herein set forth all the promises, agreements, conditions and understandings between Landlord and Tenant relative to the leasing of the Premises, and there are no promises, agreements, conditions or understandings, either oral or written, between them other than as are herein set forth. No subsequent alteration, amendment, supplement, change or addition to this Lease shall be binding upon Landlord or Tenant unless reduced to writing and signed by them.

24.03.No Recording.  This Lease shall not be recorded with the Recorder of Deeds office.

24.04.Time of the Essence.  Time wherever specified herein for satisfaction of conditions or performance of obligations by the parties is of the essence of this Lease.

24.05.No Partnership. The parties do not intend to create hereby any partnership or joint venture between themselves with respect to the Premises or any other matter.

24.06.Severability.  Any provision of this Lease that shall be prohibited or unenforceable in any jurisdiction or with respect to any person shall, as to such jurisdiction or person, be ineffective only to the extent of such prohibition or unenforceability, without invalidating the remaining provisions hereof, and any such prohibition or unenforceability shall not invalidate or render unenforceable such provision in any other jurisdiction or, as the case may be, with respect to any other person. To the extent permitted by applicable law, the parties hereto hereby waive any law that renders any provision hereof prohibited or unenforceable in any respect.

24.07.Authority.  Each party warrants that it has full power, authority and legal right to execute and deliver this Lease, and to keep and observe all of the terms and provisions of this Lease on such party’s part to be observed and performed. Each party warrants that this Lease is its valid and enforceable obligation, subject to bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforceability of rights of creditors generally and subject to the application of equitable principles.

24.08.Governing Law.  This Lease and all issues arising hereunder shall be governed by the laws of the Commonwealth of Pennsylvania with venue in Lehigh County, Pennsylvania where the premises are located.

24.09.Counterparts.  This Lease may be executed by the parties hereto in separate counterparts, all of which, when delivered, shall together constitute one and the same instrument.

24.10.Plans. Nothing shown on any recorded subdivision plan with respect to the Premises, or on any plan referred to in this Lease, or on any other plan, shall create or constitute an additional covenant, representation or agreement of Tenant to the extent not otherwise specifically referenced in this Lease.

24.11.Headings; Pronouns.  The headings of the sections of this Lease are for convenience only and have no meaning with respect to this Lease or the rights or obligations of the parties hereto. Unless the context clearly indicates a contrary intent or unless otherwise specifically provided herein: “person”, as used herein, includes an individual, corporation, partnership, trust, unincorporated association, government, governmental authority, or other entity; “Premises” includes each portion of the Premises and each estate or interest therein; “hereof”,  “herein”, and “hereunder” and other words of similar import refer to this Lease as a whole; “Lease” includes these presents as supplemented or amended from time to time by written instrument(s) entered into by Tenant and Landlord;  “Landlord” includes Landlord’s successors and assigns; “Tenant” includes Tenant’s successors and permitted assigns; and “parties” means Landlord and Tenant. Whenever the context may require, any pronoun used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of pronouns or nouns shall include the plural and vice versa.

24.12.Binding Effect; Successors and Assigns.  Subject to all provisions hereof dealing with assignments, the terms and provisions of this Lease, and the respective rights and obligations hereunder of the parties hereto, shall be binding upon, and inure to the benefit of, the parties and their respective successors and assigns.

24.13.Survival.  All agreements and obligations of Tenant hereunder which require observance or performance after the expiration or termination of this Lease, or which can not reasonably be ascertained as having been observed or performed at the time of such expiration or termination, shall survive, and be enforceable against Tenant following, such expiration or termination.

24.14.No Brokers.  Tenant represents that it has not engaged any broker, finder or other person who may be entitled to a commission or fee in connection with the transactions contemplated by this Lease and covenants and agrees that Tenant shall indemnify and hold Landlord harmless from and against any such claim.

IN WITNESS WHEREOF,  Landlord and Tenant have caused this Lease Agreement to be duly executed, all as of the day and year first above written.

  Attest:                                            LEHIGH COUNTY AGRICULTURAL SOCIETY, INC.

_/s/ Doris Koenig _________BY:__/s/ Beverly Gruber________________________

Doris Koenig, Secretary           Beverly Gruber,  President and Interim CEO

THE UNDERSIGNED TENANT ACKNOWLEDGES THAT IT FULLY UNDERSTANDS THE CONFESSION OF JUDGMENT AND WAIVERS CONTAINED IN SECTION 15.05 HEREOF AND THAT THE LANDLORD-TENANT RELATIONSHIP CREATED HEREBY IS COMMERCIAL IN NATURE.

  ATTEST:EMBASSY BANK FOR THE LEHIGH VALLEY,

 _/s/ Lynne M. Neel____BY:__/s/ David M. Lobach, Jr.    ______________

Lynne M. Neel,  Asst. SecretaryDavid M. Lobach, Jr., its authorized officer

EXHIBIT “A”

DESCRIPTION OF PREMISES

ALL THAT CERTAIN tract or piece of ground located at the Northwest corner of 17th and Chew Streets, Allentown, Lehigh County, Pennsylvania, beginning at the corner of 17th and Chew Streets; thence extending westwardly a distance of 200 feet to a point; thence northwardly a distance of 114 feet to a point; thence eastwardly a distance of 200 feet to a point; thence southwardly 114 feet to the place of beginning.

BEING TAX PARCEL ID NO. 549649672389 1.